C.H. Robinson 14701 Charlson Rd. Eden Prairie, MN 55347 www.chrobinson.com
FOR IMMEDIATE RELEASE	FOR INQUIRIES, CONTACT: Chuck Ives, Senior Director of Investor Relations Email: chuck.ives@chrobinson.com

C.H. Robinson Raises 2026 Operating Income Target

Board of Directors Authorizes Additional $2 Billion Share Buyback

EDEN PRAIRIE, MINNESOTA, October 29, 2025 — C.H. Robinson Worldwide, Inc. (“C.H. Robinson”) (Nasdaq: CHRW) announced today that it is raising the 2026 operating income target that was originally shared at its 2024 Investor Day.

“During our Investor Day last December, we announced that we expected to increase our 2026 operating income by $350 to $450 million versus our 2023 adjusted operating income(1) of $553 million,” said Chief Financial Officer, Damon Lee. “Based on the confidence in our strategy, our disciplined execution, and our significant runway for further improvement, we are increasing that target today by roughly $50 million despite market dynamics that have created greater headwinds than we originally anticipated. This results in a new 2026 operating income target range of $965 million to $1.04 billion. The bottom end of this range, which assumes zero market volume growth, equates to approximately $6 of earnings per share(2).”

Underpinning the higher operating income target is an expectation that C.H. Robinson can deliver additional benefit from its strategic initiatives aimed at growing market share, expanding gross margins and increasing operating leverage. “At our Investor Day in December 2024, we estimated that our strategic initiatives would deliver $220 million of adjusted operating income growth in 2026 vs 2024,” added Lee. “Today, we’re raising that expectation to $336 million, reflecting stronger benefits from our Lean AI strategy, resulting in additional productivity improvement and operating leverage, as well as additional benefit in 2026 from continued gross margin expansion and market share growth.”

“Embedded in our operating leverage target is an expectation that the disciplined execution of our Lean operating model will deliver a baseline of single-digit productivity improvements every year,” said President and Chief Executive Officer, Dave Bozeman. “Then, as we incorporate certain innovations into our operations, such as agentic AI, we expect there to be additional waves of productivity. For 2026, this translates to an expectation that we will again deliver double-digit productivity increases in both NAST and Global Forwarding, and we expect these benefits to be overindexed to the second half of 2026.”

Lee also addressed the company’s mid-cycle operating margin targets of 40% for NAST and 30% for Global Forwarding. “Although we are at or nearing our mid-cycle operating margin targets at the bottom of the market cycle, we have not increased those targets. We believe our margin targets represent a high quality of earnings, and we want to retain optionality in how to best deliver shareholder value. In other words, we may choose to invest operating margins above those targets to deliver demonstrable outgrowth if we believe that will deliver higher earnings and a better return for Robinson and our shareholders,” said Lee.

To further enhance shareholder value, C.H. Robinson’s Board of Directors has authorized a $2 billion share repurchase program. “We currently intend to execute this program over approximately three years,” Lee added. This new authorization is in addition to the existing share repurchase authorization, which has approximately 4.5 million shares remaining. Repurchases may be made from time to time in the open market at prevailing prices or in privately negotiated transactions, including block purchases, accelerated share repurchase programs, and 10b5-1 plan, subject to market conditions and other factors.

“As we have said several times over the past year, we are still in the early innings of the transformation that is occurring at C.H. Robinson, with significant runway remaining on the execution of our Lean AI strategy,” concluded Bozeman. “We are proud of the progress we have made and even more excited about what’s ahead and about our ability to deliver sustainable profitable growth and long-term value for our customers and carriers, our people and our shareholders.”

(1) Adjusted operating income is a non-GAAP measure that excludes restructuring and other charges. Additional information about adjusted operating income, including a reconciliation to operating income, is available in our Form 8-Ks filed on October 29, 2025 and January 31, 2024.
(2) Assumes approximately 120 million diluted weighted average shares outstanding.

About C.H. Robinson

C.H. Robinson is the global leader in Lean AI supply chains. For more than a century, companies everywhere have looked to us to reimagine how goods move. Now, as we redefine what’s next for the industry, that same drive fuels our commitment to Building Tomorrow’s Supply Chains, Today™. Trusted by 83,000 customers and 450,000 contract carriers, we manage 37 million shipments annually, representing $23 billion in freight. We deliver tailored solutions across the world via truckload, less-than-truckload, ocean, air, and more. With our unique combination of human insight and Lean AI working as one, supply chains move faster, smarter, and more sustainably. As a responsible global citizen, we proudly contribute millions to the causes that matter most to our employees. For more information, visit us at chrobinson.com (Nasdaq: CHRW).

Except for the historical information contained herein, the matters set forth in this release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events, including our expectations for 2026 operating income and our share repurchase expectations. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to, factors such as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; fuel price increases or decreases, or fuel shortages; competition and growth rates within the global logistics industry that could adversely impact our profitability and achieving our long-term growth targets; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight; risks associated with seasonal changes or significant disruptions in the transportation industry; risks associated with identifying and completing suitable acquisitions; our dependence on and changes in relationships with existing contracted truck, rail, ocean, and air carriers; risks associated with the loss of significant customers; risks associated with reliance on technology to operate our business; cyber-security related risks; our ability to staff and retain employees; risks associated with operations outside of the U.S.; our ability to successfully integrate the operations of acquired companies with our historic operations or efficiently managing divestitures; climate change related risks; risks associated with our indebtedness; risks associated with interest rates; risks associated with litigation, including contingent auto liability and insurance coverage; risks associated with the potential impact of changes in government regulations including environmental-related regulations; risks associated with the changes to income tax regulations; risks associated with the produce industry, including food safety and contamination issues; the impact of changes in political and governmental conditions; changes to our capital structure; changes due to catastrophic events; risks associated with the usage of artificial intelligence technologies; risks associated with cybersecurity events; and other risks and uncertainties detailed in our Annual and Quarterly Reports.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during our financial results conference call will be current at the time of the call, and we undertake no obligation to update the replay.

Source: C.H. Robinson
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